                                                           FIRSTAR STELLAR FUNDS

                                                                      BOND FUNDS


                                                  As with all mutual funds, the
Prospectus                                        Securities and Exchange
March 31, 2000                                    Commission has not approved or
                                                  disapproved any shares of
BOND FUNDS                                        these funds or determined if
                                                  this prospectus is truthful or
Strategic Income Fund                             complete. Anyone who tells
US Government Income Fund                         you otherwise is committing a
Insured Tax-Free Bond Fund                        criminal offence.

[LOGO OF FIRST STELLAR FUNDS]

                                TABLE OF CONTENTS

OVERVIEW.......................................................................3
STRATEGIC INCOME FUND..........................................................4
U.S. GOVERNMENT INCOME FUND....................................................7
INSURED TAX-FREE BOND FUND....................................................10
MANAGEMENT OF THE FUNDS.......................................................13
DISTRIBUTION OF SHARES........................................................14
DESCRIPTION OF CLASSES........................................................14
PRICE OF SHARES...............................................................16
PURCHASING SHARES.............................................................17
SELLING SHARES................................................................19
EXCHANGING SHARES.............................................................20
DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES...............................21
FINANCIAL HIGHLIGHTS..........................................................22

OVERVIEW
--------------------------------------------------------------------------------

                           GOAL AND STRATEGIES OF THE BOND FUNDS

                           The general goal of the Firstar Stellar bond funds is to provide you with current income by investing in fixed-income securities. The STRATEGIC INCOME FUND attempts to generate high current income by investing in short to long-term, investment grade U.S. government fixed-income securities, corporate fixed-income securities, structured fixed-income securities, international bonds, real estate investment trusts, domestic equity securities and money market securities. The U.S. GOVERNMENT INCOME FUND provides current income and capital appreciation by investing primarily in short to long-term, investment grade securities issued or guaranteed by the U.S. government, its agencies or instrumentalities. The INSURED TAX-FREE BOND FUND invests in intermediate to long-term, investment grade insured municipal securities so that most of its annual interest income is exempt from federal income tax.

                           PRINCIPAL RISKS COMMON TO THESE FUNDS The main risks of investing in the funds are:

                           |X| MARKET RISKS: The funds' investments are subject
                               to bond market risk which means that the value of the funds' investments may go up or down. The market value of fixed-income securities is significantly affected by changes in interest rates. Generally, when interest rates decline, the market value rises and when interest rates increase, the market value of fixed-income securities declines. If the value of the funds' investments go down, you may lose money.


                           |X| MATURITY RISKS: The longer a bond's maturity, the
                               greater the risk and the higher its yield.
                               Conversely, the shorter a bond's maturity, the lower the risk and the lower its yield.


                           |X| BOND SELECTION RISKS: The funds' investments are
                               subject to the risks inherent in individual bond selections. The bonds selected by the investment adviser may decline in value or not increase in value when the bond market in general is rising.

                           |X| CREDIT RISKS: Individual issues of fixed-income
                               securities may also be subject to the credit risk of the issuer. This means that the underlying company may experience unanticipated financial problems causing it to be unable to meet its payment obligations.

AN INVESTMENT IN THE FUNDS    WHO MAY WANT TO INVEST

IS NOT A DEPOSIT OF FIRSTAR   These funds may be appropriate for investors that:
BANK AND IS NOT INSURED OR    |X| wish to invest for the long term
GUARANTEED BY THE FEDERAL     |X| want to earn income on investments considered
DEPOSIT INSURANCE                 more stable than stocks
CORPORATION OR ANY OTHER      |X| are looking for a fixed-income component to
GOVERNMENT AGENCY.                complete their portfolio
                              |X| have long-term goals such as planning for
                                  retirement

                              These funds may not be appropriate for investors that:
                              |X| have short-term financial goals

                              The Statement of Additional Information contains more information about the funds and the types of securities in which they may invest.

STRATEGIC INCOME FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL

The STRATEGIC INCOME FUND'S investment objective is to generate high current income.

THE FUND'S INVESTMENT CATEGORIES:

1. U.S. government & corporate fixed-income securities
2. International securities
3. Real estate investment trusts
4. Domestic equity securities
5. Money market securities
6. Mortgage and asset-backed securities

INVESTMENT POLICIES AND PORTFOLIO SECURITIES

The fund attempts to achieve its investment goal by investing its assets in a core group of securities as shown in the box to the right. The investment adviser's strategy is to spread the investment portfolio over several securities categories to reduce the impact of any drastic market movements affecting one category. With that in mind, the fund invests approximately 40% of its assets in short to long-term, investment grade U.S. government and corporate fixed-income securities (category 1). The fund invests between 0% to 20% of its assets in each of the other categories (categories 2 through 6). Overall, the fund will have at least 65% of its assets invested in securities that produce income.

To aid in selecting securities, the adviser will use the following techniques:

|X| fundamental and quantitative analysis to select equity securities, which includes examining price/earnings ratios, historical and projected earnings growth rates, historical sales growth rates, historical return on equity, market capitalization, and average daily trading volume;
|X| use of ratings assigned by nationally recognized statistical rating organizations (when needed);
|X| credit research;
|X| review of issuers' historical performance;
|X| examination of issuers' dividend growth record;
|X| consideration of market trends; and
|X| hedging through the use of options and futures.

When selling securities, the adviser considers three factors: (1) Have the objectives of the fund been met? (2) Has the attractiveness of the securities deteriorated (e.g. deterioration of the credit quality or worthiness of the issuer)? (3) Has the adviser's outlook changed (e.g. the company's market sector experienced negative changes)?

DOMESTIC FIXED-INCOME SECURITIES As noted above, the fund will invest in domestic corporate debt obligations, obligations of the United States, and notes, bonds and discount notes of U.S. government agencies or instrumentalities. The adviser selects bonds based on their potential interest rates and yield in relation to other bonds of similar quality and maturity. The fund will only invest in bonds which are rated Baa or higher by Moody's or rated BBB or higher by S&P or Fitch. If the securities are unrated, the adviser must consider them to be of similar quality to the rated securities before the fund may invest in them.

U.S. GOVERNMENT SECURITIES   The fund may invest in securities issued and/or
guaranteed as to the payment of principal and interest by the U.S. government or its agencies or instrumentalities. U.S. government securities include direct obligations of the U.S. Treasury (such as U.S. Treasury bills, notes and bonds) and obligations issued or guaranteed by U.S government agencies or instrumentalities.

INTERNATIONAL SECURITIES The fund may invest in international securities (including other investment companies that invest primarily in international securities). The international securities include equity securities of non-U.S. companies and corporate and government fixed-income securities denominated in currencies other than U.S. dollars. These securities may be traded domestically or abroad through various stock exchanges, American Depositary Receipts or International Depositary Receipts (ADRs or IDRs). The international fixed-income and corporate securities include ADRs, IDRs, and government securities of other nations and must be rated Baa or better by Moody's or BBB or better by S&P. If the securities are unrated, the adviser must determine that they are of similar quality to the rated securities before the fund may invest in them.

A REIT (REAL ESTATE INVESTMENT TRUST) IS A MANAGED PORTFOLIO OF REAL ESTATE INVESTMENTS.

REAL ESTATE INVESTMENT TRUSTS The fund may invest in equity or mortgage REITs that produce income. REITs will be diversified by geographic location and by sector (such as shopping malls, apartment building complexes and health care facilities). An equity REIT holds equity positions in real estate and provides its shareholders with income from the leasing of its properties and capital gains from any sales of properties. A mortgage REIT specializes in lending money to developers of properties and passes interest income to its shareholders.

DOMESTIC EQUITY SECURITIES The fund's domestic equity securities consist of high dividend paying common and preferred stocks of U.S. companies listed on the New York or American Stock Exchanges or traded in the over-the-counter market. The companies must have a history of stable earnings and/or growing dividends. The fund may also invest in warrants and securities convertible into common stocks of these U.S. companies.

MONEY MARKET INSTRUMENTS The fund may invest in U.S. and foreign short-term money market instruments, including commercial paper rated A-1 or A-2 by S&P, Prime-1 or Prime-2 by Moody's or F-1 or F-2 by Fitch, bank instruments, obligations of the U.S. government, its agencies or instrumentalities, repurchase agreements, and other unrated short-term instruments that the adviser believes to be of comparable quality to the other obligations in which the fund may invest.

MORTGAGE AND ASSET-BACKED SECURITIES The fund may invest in mortgage-backed securities, adjustable rate mortgage securities, collateralized mortgage obligations and asset-backed securities.

INVESTMENT RISKS

The following risks are specific to this fund in addition to the risks mentioned in the Overview section.

STOCK MARKET RISKS One of the risks of investing in equity securities is stock market risk. The portion of the fund's portfolio invested in equity securities may experience sudden, unpredictable declines in value, as well as periods of poor performance. Because stock values go up and down, the value of your fund's shares may go up and down. Therefore, when you sell your investment, you may receive more or less money than you originally invested.

LIQUIDITY RISKS Liquidity risk is the risk that certain securities may be difficult or impossible to sell at the time and price that the investment adviser would like to sell. The adviser may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on fund management or performance.

FOREIGN SECURITIES RISKS The fund can invest in foreign securities, which can carry higher returns, but involve more risks than those associated with domestic investments. Additional risks include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

HIGH TURNOVER RISKS The fund purchases and sells securities to capture dividends on particular securities. The fund will purchase a security close to its ex-dividend date, thereby entitling the fund to receive the anticipated dividend. The fund will then sell the security after the ex-dividend date. This practice could result in the fund experiencing an annual turnover rate of up to 250%. High portfolio turnover rates lead to increased costs, could cause you to pay higher taxes and could negatively affect the performance of the fund.

REAL ESTATE INVESTMENT TRUSTS RISKS Some of the risks of equity and mortgage REITs are that they depend on management skills and are not diversified. As a result, REITs are subject to the risk of financing either single projects or any number of projects. REITs depend on heavy cash flow and may be subject to defaults by borrowers and self-liquidation. Additionally, equity REITs may be affected by any changes in the value of the underlying property owned by the trusts. Mortgage REITs may be affected by the quality of any credit extended. The adviser tries to minimize these risks by selecting REITs diversified by sector (i.e., shopping malls, apartment building complexes, health care facilities) and geographic location. The fund will generally be subject to risks associated with direct ownership of real estate, such as decreases in real estate values or fluctuations in rental income caused by a variety of factors, including increases in interest rates, increases in property taxes and other operating costs, casualty or condemnation losses, possible environmental liabilities and changes in supply and demand for properties.

MORTGAGE AND ASSET-BACKED SECURITIES RISKS The main risk of mortgage and asset-backed securities is that the borrower will prepay some or all of the principal owed to the issuer. If that happens, the fund may have to replace the security by investing the proceeds in a lower yielding security. This could reduce the fund's share price and its income distributions.

OPTIONS RISKS The fund may use options for hedging purposes only. The hedging strategy may not be successful if the portfolio manager is unable to accurately predict movements in the prices of individual securities held by a fund or if the strategy does not correlate well with the fund's investments. The use of options may produce a loss for the fund, even when used only for hedging purposes and you could lose money because of the fund's use of options.

                               PAST PERFORMANCE

The bar chart and table below illustrate the variability of the STRATEGIC INCOME FUND'S returns. The bar chart indicates the risks of investing in the fund by showing the changes in the fund's performance from year to year (on a calendar year basis). The table shows how the fund's average annual returns for one-year, five-years, and since inception ended December 31, 1999 compare with a broad measure of market performance. THE FUND'S PAST PERFORMANCE DOES NOT PREDICT FUTURE PERFORMANCE.

Strategic Income Fund - B Shares
Calendar Year Returns as of 12/31

1995      13.24%
1996       5.29%
1997       9.49%
1998      -3.19%
1999      -5.80%

Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown.

BEST QUARTER:         Q2     1997      4.59%
WORST QUARTER:        Q3     1999     -2.72%

------------------------------------- --------- ------------ -----------
    AVERAGE ANNUAL TOTAL RETURN        1 Year     5 Years      Since
          THROUGH 12/31/99                                   Inception/1/
------------------------------------- --------- ------------ -----------
Strategic Income Fund  A Shares         N/A         N/A         N/A
                       B Shares       -10.19%      3.40%       3.78%
Lehman Brothers
Government/Corporate Total Index/2/    -2.15%      7.61%       7.66%
------------------------------------- --------- ------------ -----------

THE AVERAGE ANNUAL TOTAL RETURNS ABOVE REFLECT THE SALES CHARGES. FOR UPDATED YIELD INFORMATION, PLEASE CALL 1-800-677-FUND.

/1/ B Shares commenced operations on December 12, 1994. A shares commenced operations on March 31, 2000. The index shows returns since the inception of the B shares on December 12, 1994.

/2/ Lehman Brothers Government/Corporate Total Index is an unmanaged index composed of bonds which have maturities of at least one year and are rated investment grade or higher by Moody's, S&P or Fitch, in that order.

FUND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

-------------------------------------- -------- --------
SHAREHOLDER FEES
(FEES PAID DIRECTLY FROM YOUR          CLASS A  CLASS B
INVESTMENT)
-------------------------------------- -------- --------
MAXIMUM SALES CHARGE (LOAD) IMPOSED
ON PURCHASES (as a percentage of
offering price)                        4.00%    None
MAXIMUM DEFERRED SALES CHARGE (LOAD)
(as a percentage of offering price)/1/ None     5.00%
MAXIMUM SALES CHARGE (LOAD) IMPOSED
ON REINVESTED DIVIDENDS                None     None
REDEMPTION FEE                         None     None
EXCHANGE FEE                           None     None
-------------------------------------- -------- --------

-------------------------------------- -------- --------
ANNUAL FUND OPERATING EXPENSES
(EXPENSES DEDUCTED FROM FUND ASSETS)   CLASS A  CLASS B
-------------------------------------- -------- --------
MANAGEMENT FEES                        0.95%    0.95%
DISTRIBUTION   AND  SERVICE   (12B-1)  0.25%    0.25%
FEES/2/
OTHER EXPENSES/3/                      0.50%    0.50%
TOTAL ANNUAL FUND OPERATING EXPENSES   1.70%    1.70%
-------------------------------------- -------- --------

/1/ The contingent deferred sales charge for the B shares is 5.00% in the first year, declining to 1.00% in the sixth year. Thereafter class B shares convert to class A shares, which do not bear a contingent deferred sales charge. See "Description of Classes."

/2/ Class A and B shares are subject to a Rule 12b-1 fee of 0.25% of average daily net assets. Currently, the adviser is waiving this fee and neither class A or B shares of the fund are paying or accruing Rule 12b-1 fees. This waiver may be modified or terminated at anytime.

/3/ "Other Expenses" includes (1) administration fees, transfer agency fees and all other ordinary operating expenses of the fund not listed above which are estimated to total 0.25% of average daily net assets, plus (2) an annual shareholder servicing fee of 0.25% of average daily net assets. The fund plans to limit the shareholder servicing fee to an annual rate of 0.16% of average daily net assets although this waiver can be modified or terminated at anytime.

EXAMPLE The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that:

1. You invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods,
2. You reinvested all dividends and capital gain distributions,
3. Your investment has a 5% return each year, and
4. The fund's operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

------------- -------- --------- ---------- -----------
              1 YEAR   3 YEARS   5 YEARS    10 YEARS
------------- -------- --------- ---------- -----------
CLASS A       $566     $914      $1,286     $2,328
CLASS B       $673     $836      $1,123     $2,009
------------- -------- --------- ---------- -----------

If you did not redeem your shares, you would pay the following expenses:

------------- -------- --------- ---------- -----------
              1 YEAR   3 YEARS   5 YEARS    10 YEARS
------------- -------- --------- ---------- -----------
CLASS A       $566     $914      $1,286     $2,328
CLASS B       $173     $536      $  923     $2,009
------------- -------- --------- ---------- -----------
                       CLASS DESCRIPTIONS ARE ON PAGE 14.

U.S. GOVERNMENT INCOME FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL

The U.S. GOVERNMENT INCOME FUND'S goal is to provide current income. The fund's second objective is to achieve capital appreciation.

INVESTMENT STRATEGY EXAMPLE:
The adviser may sell 2-year and buy 10-year maturity notes. If interest rates fall, prices for the 10-year note will rise more than the 2-year note. Thus, capital gains are enhanced as well as the fund's total return.

INVESTMENT POLICIES AND PORTFOLIO SECURITIES

To achieve its objectives, the fund invests at least 65% of the value of its total assets in securities issued or guaranteed as to payment of principal and interest by the U.S. government, its agencies or instrumentalities which produce income. The fund attempts to achieve its secondary objective by increasing or decreasing the portfolio's average maturity depending on forecasted interest rates. By varying portfolio maturity lengths in relation to the interest rate forecasts, the adviser seeks to improve the fund's total return. See the investment strategy example to the right.

U.S. GOVERNMENT OBLIGATIONS   The government securities in which the fund
invests include direct obligations of the U.S. Treasury (such as U.S. Treasury bills, notes and bonds) and obligations issued or guaranteed by U.S. government agencies or instrumentalities. These securities are backed by:

|X| the full faith and credit of the U.S. Treasury
|X| the issuer's right to borrow from the U.S. Treasury
|X| the discretionary authority of the U.S. government to purchase certain
    obligations of its agencies or instrumentalities; or |X| the credit of the agency or instrumentality issuing the obligation.

The fund also considers collateralized mortgage obligations issued by U.S. government agencies or instrumentalities to be U.S. government securities.

Up to 35% of the value of the fund's assets may be invested in:

|X| time and savings deposits       |X| asset-backed securities
|X| mortgage-backed securities      |X| commercial paper
|X| investment grade corporate      |X| debt securities of
    debt obligations                    foreign issuers

DOMESTIC DEBT SECURITIES A small percentage of the fund's assets may be invested in short to long-term, investment grade domestic issues of corporate debt obligations. The corporate debt obligations may have floating or fixed interest rates. At the time the fund purchases the obligation, the securities will be rated in one of the four highest categories by a nationally recognized statistical rating organization (i.e., S&P or Fitch).

U.S. MONEY MARKET INSTRUMENTS The fund may invest in U.S. money market instruments (including commercial paper). The instruments must mature within 270 days and must be rated A-1 or A-2 by S&P, Prime-1 or Prime-2 by Moody's, or F-1 or F-2 by Fitch. Other types of money market instruments in which the fund may invest are time and savings deposits (including certificates of deposit) in commercial or savings banks. The banks must be insured by the Bank Insurance Fund or the Savings Association Insurance Fund, both of which are administered by the FDIC. Foreign branches of FDIC insured banks and banker's acceptances might issue the deposits.

FOREIGN DEBT SECURITIES The fund may invest in debt securities of foreign governments, agencies or supranational institutions. The fund will invest in investment quality debt securities issued by foreign corporations. The securities will be rated in one of the four highest rating categories by a nationally recognized statistical rating organization. If the securities are unrated, the adviser must deem them to be of similar quality to the rated securities before the fund may invest in them.

MORTGAGE AND ASSET-BACKED SECURITIES A small portion of the fund's assets may be invested in mortgage-backed securities including adjustable rate mortgage securities, collateralized mortgage obligations and asset-backed securities.

When selling securities, the adviser considers three factors: (1) Have the objectives of the fund been met? (2) Has the attractiveness of the securities deteriorated (e.g. the security's interest rate is not a favorable as other securities' interest rates)? (3) Has the adviser's outlook changed (e.g. the company's market sector experienced negative changes)?

INVESTMENT RISKS

The following risks are specific to this fund in addition to the risks mentioned in the Overview section.

FOREIGN SECURITIES RISKS The fund can invest in foreign securities, which can carry higher returns, but involve more risks than those associated with domestic investments. Additional risks include currency fluctuations, political and economic instability, differences in financial reporting standards and less stringent regulation of securities markets.

MORTGAGE AND ASSET-BACKED SECURITIES RISKS The main risk of mortgage and asset-backed securities is that the borrower will prepay some or all of the principal owed to the issuer. If that happens, the fund may have to replace the security by investing the proceeds in a lower yielding security. This could reduce the fund's share price and its income distributions.

LIQUIDITY RISKS Liquidity risk is the risk that certain securities may be difficult or impossible to sell at the time and price that the investment adviser would like to sell. The adviser may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on fund management or performance.

FUTURES AND OPTIONS ON FUTURES RISKS The fund may use futures and options on futures for hedging purposes only. The hedging strategy may not be successful if the portfolio manager is unable to accurately predict movements in the prices of individual securities held by a fund or if the strategy does not correlate well with the fund's investments. The use of futures and options on futures may produce a loss for the fund, even when used only for hedging purposes and you could lose money because of the fund's use of options.

                               PAST PERFORMANCE

The bar chart and table below illustrate the variability of the U.S. GOVERNMENT INCOME FUND'S returns. The bar chart indicates the risks of investing in the fund by showing the changes in the fund's performance from year to year (on a calendar year basis). The table shows how the fund's average annual returns for one-year, five-years, and since the fund's inception ended December 31, 1999 compare with broad measures of market performance. THE FUND'S PAST PERFORMANCE DOES NOT PREDICT FUTURE PERFORMANCE.

U.S. Government Income Fund - A Shares
Calendar Year Returns as of 12/31

1994      -3.27%
1995      15.74%
1996       1.73%
1997       9.00%
1998       7.97%
1999      -3.16%

Sales charges are not reflected on the bar chart. If these amounts were reflected, returns would be less than those shown.

BEST QUARTER:         Q2     1995      4.87%
WORST QUARTER:        Q1     1996     -2.84%

------------------------------------- --------- -------- -------------
    AVERAGE ANNUAL TOTAL RETURN                            Since
          THROUGH 12/31/99             1 Year   5 Years   inception/1/
------------------------------------- --------- -------- -------------
U.S. Government Income Fund
                        A Shares       -6.57%     5.29%     4.44%
                        B Shares       -7.77%     N/A      -0.18%
Lehman Brothers
Government/Corporate Total Index/2/    -2.15%    7.61%     6.43%
Lipper U.S. Government Fund            -3.02%    6.51%     4.94%
Average/3/
------------------------------------- --------- -------- -----------

THE AVERAGE ANNUAL TOTAL RETURNS ABOVE REFLECTS THE SALES CHARGES. FOR UPDATED YIELD INFORMATION, PLEASE CALL 1-800-677-FUND.

/1/ A Shares commenced operations on January 5, 1993. B Shares commenced operations on April 27, 1998. The indices show returns since the inception of the A Shares on January 5, 1993.

/2/ Lehman Brothers Government/Corporate Total Index is an unmanaged index composed of bonds which have maturities of at least one year and are rated investment grade or higher by Moody's, S&P or Fitch, in that order.

/3/ The Lipper U.S. Government Fund Average shows the performance of a category of mutual funds with similar goals to those of the fund.

                                 FUND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

-------------------------------------- --------- --------
SHAREHOLDER FEES
(FEES PAID DIRECTLY FROM YOUR          CLASS A   CLASS B
INVESTMENT)
-------------------------------------- --------- --------
MAXIMUM SALES CHARGE (LOAD) IMPOSED
ON PURCHASES (as a percentage of
offering price)                        4.00%     None
MAXIMUM DEFERRED SALES CHARGE (LOAD)
(as a percentage of offering price)/1/ None      5.00%
MAXIMUM SALES CHARGE (LOAD) IMPOSED
ON REINVESTED DIVIDENDS                None      None
REDEMPTION FEE                         None      None
EXCHANGE FEE                           None      None
-------------------------------------- --------- --------

-------------------------------------- --------- --------
ANNUAL FUND OPERATING EXPENSES
(EXPENSES DEDUCTED FROM FUND ASSETS)   CLASS A   CLASS B
-------------------------------------- --------- --------
MANAGEMENT FEES                        0.60%     0.60%
DISTRIBUTION   AND  SERVICE   (12B-1)  0.25%     0.25%
FEES/2/
OTHER EXPENSES/3/                      0.48%     0.48%
TOTAL ANNUAL FUND OPERATING EXPENSES   1.33%     1.33%
-------------------------------------- --------- --------

/1/ The contingent deferred sales charge for the B shares is 5.00% in the first year, declining to 1.00% in the sixth year. Thereafter class B shares convert to class A shares, which do not bear a contingent deferred sales charge. See "Description of Classes."

/2/ Class A and B shares are subject to a Rule 12b-1 fee of 0.25% of average daily net assets. Currently, the adviser is waiving this fee and neither class A or B shares of the fund are paying or accruing Rule 12b-1 fees. This waiver may be modified or terminated at anytime.

/3/ "Other Expenses" includes (1) administration fees, transfer agency fees and all other ordinary operating expenses of the fund not listed above which are estimated to total 0.23% of average daily net assets, plus (2) an annual shareholder servicing fee of 0.25% of average daily net assets. The fund plans to limit the shareholder servicing fee to an annual rate of 0.16% of average daily net assets although this waiver can be modified or terminated at anytime.

EXAMPLE The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that:

1. You invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods,
2. You reinvested all dividends and capital gain distributions,
3. Your investment has a 5% return each year, and
4. The fund's operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

------------- -------- --------- ---------- -----------
              1 YEAR   3 YEARS   5 YEARS    10 YEARS
------------- -------- --------- ---------- -----------
CLASS A       $530     $805      $1,100     $1,937
CLASS B       $635     $721      $  929     $1,601
------------- -------- --------- ---------- -----------

If you did not redeem your shares, you would pay the following expenses:

------------- -------- --------- ---------- -----------
              1 YEAR   3 YEARS   5 YEARS    10 YEARS
------------- -------- --------- ---------- -----------
CLASS A       $530     $805      $1,100     $1,937
CLASS B       $135     $421      $  729     $1,601
------------- -------- --------- ---------- -----------
                       CLASS DESCRIPTIONS ARE ON PAGE 14.

INSURED TAX-FREE BOND FUND
--------------------------------------------------------------------------------

INVESTMENT GOAL

The INSURED TAX-FREE BOND FUND seeks to provide current income exempt from federal income tax by primarily purchasing insured municipal bonds.

INVESTMENT POLICIES AND PORTFOLIO SECURITIES

Under normal circumstances, the fund invests its assets so that at least 80% of its annual interest income is exempt from federal income tax and not subject to the alternative minimum tax. Usually, at least 65% of the value of the fund's assets are invested in intermediate to long-term, investment grade municipal securities that are insured as to timely payment. All tax-exempt interest income earned by the fund will remain tax-free when it is distributed to you.

                        EXAMPLES OF MUNICIPAL SECURITIES
|X| tax and revenue anticipation notes issued to finance working capital needs in anticipation of receiving taxes or other revenues
|X| bond anticipation notes that are intended to be refinanced through a later issuance of longer term bonds
|X| municipal commercial paper and other short-term notes
|X| variable rate demand notes
|X| municipal bonds and leases
|X| construction loan notes insured by the Federal Housing Administration and financed by the Federal or Government National Mortgage Associations
|X| participation interests in any of the above

Municipal securities are debt obligations issued by or on behalf of the states, territories and other possessions of the United States that have income exempt from federal income tax. If you are subject to alternative minimum tax (AMT), you may be required to pay AMT if the fund invests in securities subject to AMT. However, no more than 20% of the fund's income will be subject to AMT.

Municipal securities are generally issued to finance public works, such as:
|X| airports            |X| bridges    |X| hospitals
|X| highways            |X| housing    |X| schools
|X| mass transportation |X| water      |X| streets
    projects                and sewer
                            works

Municipal securities are also issued to:
|X| repay outstanding obligations
|X| raise funds for general operating expenses
|X| make loans to other public institutions and facilities

The fund's investment adviser looks for certain qualities when investing in municipal securities. These include:

1. rated investment grade, or in other words, rated within the four highest rating categories by a nationally recognized statistical rating organization (NRSRO) such as Aaa, Aa, A or Baa by Moody's Investors Service, Inc. or AAA, AA, A, or BBB by Standard and Poor's, Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co.;
2. insured by a municipal bond insurance company which is in the top rating category by an NRSRO;
3. guaranteed at the time of purchase by the U.S. government as to the payment of principal and interest;
4. fully collateralized by an escrow of U.S. government securities; or
5. determined to be of comparable quality to the above rating categories by the fund's adviser if the security is unrated.

The municipal securities purchased by the fund are covered by insurance which guarantees the timely payment of principal at maturity and interest on the securities. These insured municipal securities are either: (1) covered by an insurance policy applicable to a particular security, or (2) insured under master insurance policies issued by municipal bond insurers, which may be purchased by the fund.

The fund will require or obtain municipal bond insurance when it purchases municipal securities that are not up to the fund's quality standards. The fund may also require or obtain municipal bond insurance for specific municipal securities held or purchased if the insurance would benefit the fund by improving the portfolio quality, for example.

PARTICIPATION INTERESTS The fund may purchase interests in municipal securities from financial institutions such as commercial and investment banks, savings associations and insurance companies. The fund invests in these sorts of participation interests in order to obtain credit enhancement or demand features that would not be available by directly owning the underlying municipal securities. Credit enhanced securities are investments backed by a guaranty, letter of credit or insurance. They ensure that participation interests are of high quality.

VARIABLE RATE MUNICIPAL SECURITIES The fund may invest in variable rate municipal securities (i.e., securities that have variable or floating interest rates). These securities provide the fund with the right to tender the securities for repurchase at the stated principal amount plus accrued interest. These securities usually bear interest at a rate that allow the securities to trade at par. Most variable rate municipal securities allow the fund to demand the repurchase of the security on not more than 7 days' notice. Other variable rate municipal securities do not have this demand feature or the demand feature is longer than 7 days. Those securities may be considered illiquid. The adviser will use the above quality standards to buy variable rate municipal securities.

MUNICIPAL LEASES The fund may also invest in municipal leases (i.e., obligations issued by state and local governments to finance the acquisition of equipment and facilities). Municipal leases may take the form of a lease, an installment purchase contract, a conditional sales contract or a participation interest. Municipal leases may be considered illiquid.

INDUSTRIAL DEVELOPMENT BONDS The fund also invests in industrial development bonds, another type of municipal security, issued by or on behalf of public authorities. IDBs are used to provide financing aid to acquire sites or construct and equip facilities for privately or publicly owned corporations. The fund may invest more than 25% of its assets in various IDBs as long as they are not from the same facility or similar types of facilities or projects.

TEMPORARY INVESTMENTS The fund may invest up to 100% of its assets in tax-exempt or taxable short-term temporary investments to respond to adverse market, economic, political or other conditions. These temporary investments include tax-exempt variable and floating rate demand notes, temporary municipal securities, U.S. obligations, etc. Although the fund is permitted to make taxable, temporary investments, the adviser currently does not intend to generate income subject to federal regular income tax. There are no applicable rating requirements to temporary investments with the exception of temporary municipal securities. These securities are subject to the same rating requirements as all other municipal securities in which the fund invests. However, for other temporary investments, the adviser will have to determine whether the securities are of comparable quality to the rated securities before investing. To the extent the fund invests in such temporary investments, the fund may not achieve its investment objective.

When selling securities, the adviser considers three factors: (1) Have the objectives of the fund been met? (2) Has the attractiveness of the securities deteriorated (e.g. deterioration of the credit quality or worthiness of the issuer)? (3) Has the adviser's outlook changed (e.g. the company's market sector experienced negative changes)?

INVESTMENT RISKS

The following risks are specific to this fund in addition to the risks mentioned in the Overview section.

MUNICIPAL SECURITIES RISKS The yield of municipal securities depends on a variety of factors. The investment adviser must consider the general conditions of the money market and the taxable and municipal securities markets. The adviser must also weigh the size of the particular offering, the maturity of the obligations and the rating of the issue. The ability of the fund to achieve its investment objective also depends on the ability of the issuers of the municipal securities and demand features, or the credit enhancers of either to continue to meet their obligations for the payment of interest and principal when due. Further, any adverse economic conditions or developments affecting the states or municipalities could negatively impact the fund's portfolio.

TAX RISKS The fund may be more adversely impacted by changes in tax rates and policies than other funds. Because interest income on municipal obligations is normally not subject to regular federal income taxation, the attractiveness of municipal obligations in relation to other investment alternatives is affected by changes in federal income tax rates applicable to, or the continuing federal income tax-exempt status of, such interest income. Therefore, any proposed or actual changes in such rates or exempt status can significantly affect the demand for and supply, liquidity and marketability of municipal obligations, which could in turn affect the fund's ability to acquire and dispose of municipal obligations at desirable yield and price levels.

CONCENTRATION RISKS The fund may invest more than 25% of its assets in industrial development bonds. The fund does not invest that amount in the same facility or project. However, if the adviser chooses to concentrate those investments in the same industry or state, the shares of the fund are likely to fluctuate in value more than those of a fund investing in a broader range of securities.

FUTURES AND OPTIONS ON FUTURES RISKS The fund may use futures and options on futures for hedging purposes only. The hedging strategy may not be successful if the portfolio manager is unable to accurately predict movements in the prices of individual securities held by a fund or if the strategy does not correlate well with the fund's investments. The use of futures and options on futures may produce a loss for the fund, even when used only for hedging purposes and you could lose money because of the fund's use of options.

                               PAST PERFORMANCE


The bar chart and table below illustrate the variability of the INSURED TAX-FREE BOND FUND'S returns. The bar chart indicates the risks of investing in the fund by showing the changes in the fund's performance from year to year (on a calendar year basis). The table shows how the fund's average annual returns for one-year and since inception ended December 31, 1999 compare with those of a broad measure of market performance. THE FUND'S PAST PERFORMANCE DOES NOT PREDICT FUTURE PERFORMANCE.

Insured Tax-Free Bond Fund - A Shares
Calendar Year Returns as of 12/31

1997       8.29%
1998       5.81%
1999      -1.85%

Sales charges are not reflected on the bar chart. If these amounts were reflected, returns would be less than those shown.

BEST QUARTER:         Q3     1998      3.35%
WORST QUARTER:        Q2     1999     -1.99%

---------------------------------------- ---------- ------------
      AVERAGE ANNUAL TOTAL RETURN                     Since
           THROUGH 12/31/99               1 Year    Inception/1/
---------------------------------------- ---------- ------------
Insured Tax-Free Bond Fund   A Shares     -6.24%      2.51%
                             B Shares       N/A        N/A
Lehman Brothers Ten Year Insured Bond
Index/2/                                  -1.35%      4.73%
Lipper Insured Municipal Debt Fund
Average/3/                                -1.28%      4.29%
---------------------------------------- ---------- ----------

THE AVERAGE ANNUAL TOTAL RETURNS ABOVE REFLECT THE SALES CHARGES. FOR UPDATED YIELD INFORMATION, PLEASE CALL 1-800-677-FUND.

/1/ A Shares commenced operations on December 30, 1996. B Shares commenced operations on March 31, 2000. The indices show returns since the inception of the A shares on December 30, 1996.

/2/ The Lehman Brothers Ten Year Insured Bond Index is an unmanaged index that reflects the total performance of the insured bond sector. Securities in the Index must have maturaties between 8 and 12 years.

/3/ The Lipper Insured Municipal Debt Fund Average shows the performance of a category of mutual funds with similar goals to those of the fund.

FUND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

--------------------------------------- --------- ---------
SHAREHOLDER FEES
(FEES PAID DIRECTLY FROM YOUR           CLASS A   CLASS B
INVESTMENT)
--------------------------------------- --------- ---------
MAXIMUM SALES CHARGE (LOAD) IMPOSED       4.00%     None
ON PURCHASES (as a percentage of
offering price)
MAXIMUM DEFERRED SALES CHARGE (LOAD)/1/   None      5.00%
(as a percentage of offering price)
MAXIMUM SALES CHARGE (LOAD) IMPOSED       None      None
ON REINVESTED DIVIDENDS
REDEMPTION FEE                            None      None
EXCHANGE FEE                              None      None
--------------------------------------- --------- ---------


--------------------------------------- --------- ---------
ANNUAL FUND OPERATING EXPENSES
(EXPENSES DEDUCTED FROM FUND ASSETS)     CLASS A   CLASS B
--------------------------------------- --------- ---------
MANAGEMENT FEES/2/                        0.75%     0.75%
DISTRIBUTION AND SERVICE (12B-1) FEES/3/  0.25%     0.75%
OTHER EXPENSES/4/                         0.47%     0.47%
TOTAL ANNUAL FUND OPERATING EXPENSES      1.47%     1.97%
--------------------------------------- --------- ---------

/1/ The contingent deferred sales charge for the B shares is 5.00% in the first year, declining to 1.00% in the sixth year. Thereafter class B shares convert to class A shares, which do not bear a contingent deferred sales charge. See "Description of Classes."

/2/ The amount shown indicates the maximum fee the investment adviser can charge. The investment adviser voluntarily waives a portion of the investment management fee each year. The adviser can modify or terminate this voluntary waiver at anytime. Currently with the waiver, the effective management fee is 0.55% of average daily net assets.

/3/ Class A shares are subject to a Rule 12b-1 fee of up to 0.25% of average daily net assets. Class B shares are subject to a Rule 12b-1 fee of up to 0.75% of average daily net assets. Currently, the adviser is waiving these fees and neither class A or B shares of the fund are paying or accruing Rule 12b-1 fees. This waiver may be modified or terminated at anytime.

/4/ "Other Expenses" includes (1) administration fees, transfer agency fees and all other ordinary operating expenses of the fund not listed above which are estimated to total 0.22% of average daily net assets, plus (2) an annual shareholder servicing fee of 0.25% of average daily net assets. The fund plans to limit the shareholder servicing fee to an annual rate of 0.16% of average daily net assets although this waiver can be modified or terminated at anytime.

EXAMPLE The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. This example assumes that:

1. You invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods,
2. You reinvested all dividends and capital gains distributions,
3. Your investment has a 5% return each year, and
4. The fund's operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

------------- -------- --------- ---------- -----------
              1 YEAR   3 YEARS   5 YEARS    10 YEARS
------------- -------- --------- ---------- -----------
CLASS A       $544     $846      $1,171     $2,087
CLASS B       $700     $918      $1,262     $2,296
------------- -------- --------- ---------- -----------

If you did not redeem your shares, you would pay the following expenses:

------------- -------- --------- ---------- -----------
              1 YEAR   3 YEARS   5 YEARS    10 YEARS
------------- -------- --------- ---------- -----------
CLASS A       $544     $846      $1,171     $2,087
CLASS B       $200     $618      $1,062     $2,296
------------- -------- --------- ---------- -----------
                       CLASS DESCRIPTIONS ARE ON PAGE 14.

MANAGEMENT OF THE FUNDS
--------------------------------------------------------------------------------

INVESTMENT ADVISER

Firstar Investment Research & Management Company, LLC (FIRMCO), a wholly owned subsidiary of Firstar Corporation, is the investment adviser for the funds. Prior to April 1, 2000, the funds were managed by the Capital Management Division of Firstar Bank, N.A., which is also a wholly owned subsidiary of Firstar Corporation. As part of an internal restructuring of the investment advisory function within Firstar Corporation, the investment management resources of the Capital Management Division of Firstar Bank, N.A. have been consolidated with those of FIRMCO. Management of the funds was not affected by this consolidation. The investment decisions made by FIRMCO are subject to direction of the funds' board of trustees. (The Statement of Additional Information contains more information regarding the board of trustees.) The adviser conducts investment research and supervision for the funds and is responsible for the purchase and sale of securities for the funds' portfolios. The adviser receives an annual fee from each fund for its services as follows:

THE AMOUNTS SHOWN REPRESENT A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET
ASSETS.

                                          BEFORE    AFTER
                                          WAIVERS   WAIVERS
----------------------------------------- --------- --------
Strategic Income Fund                     0.95%     0.95%
U.S. Government Income Fund               0.60%     0.60%
Insured Tax-Free Bond Fund                0.75%     0.55%
----------------------------------------- --------- --------

FIRMCO, located at the Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, has provided investment advisory services since 1986. FIRMCO currently has $50 billion in assets under management.

PORTFOLIO MANAGERS

KIRK F. MENTZER, a Vice-President and Director of Fixed Income Research for the Capital Management Division of Firstar Bank since 1992, has been employed by Firstar Bank and FIRMCO in various capacities since 1989. Mr. Mentzer has managed the U.S. GOVERNMENT INCOME FUND since its inception in January 1993. He has also managed the domestic and structured fixed-income components of STRATEGIC INCOME FUND since its inception in December 1994 and the cash equivalent components of the Firstar Stellar Funds since June 1998. Mr. Mentzer earned a Bachelor of Business Administration degree in Finance from the University of Cincinnati and a Masters degree in Finance from Xavier University.

DONALD L. KELLER, Senior Vice President and Chief Investment Officer of Firstar Bank and FIRMCO since 1998, has been employed by Firstar Bank in various capacities since 1982. Mr. Keller has managed the domestic equity component of the STRATEGIC INCOME FUND since March 1999. Mr. Keller earned a Bachelor of Business Administration Degree in Finance and Accounting from the University of Cincinnati. He also earned his Masters in Finance from Xavier University.

PETER MERZIAN manages the INSURED TAX-FREE BOND FUND. Mr. Merzian joined Firstar in 1993 and has 12 years of investment management experience. During the past five years, Mr. Merzian has been a senior associate with Mississippi Valley Advisors, Inc. where he was the lead portfolio manager for three tax-exempt bond funds. He has managed the fund since February 14, 2000.

FUND ADMINISTRATION, FUND ACCOUNTING, DIVIDEND DISBURSEMENT AND CUSTODY
SERVICES

Firstar Mutual Fund Services, LLC, an affiliate of the funds' investment adviser, provides administrative, accounting and dividend disbursement services to the Firstar Stellar Funds and is located in Milwaukee, Wisconsin. Firstar Bank N.A., serves as custodian for the funds.

DISTRIBUTION OF SHARES
--------------------------------------------------------------------------------

DISTRIBUTOR

Edgewood Services, Inc. is the distributor for shares of the funds. Edgewood is based in Pittsburgh, Pennsylvania and is the distributor for a number of investment companies around the country.

RULE 12B-1 PLAN

The funds have adopted a Rule 12b-1 Plan under the Investment Company Act of 1940. Under the Rule 12b-1 Plan, class A and B shares may pay up to an annual rate of 0.25% of the average daily net asset value of shares to Edgewood (some class B shares may pay up to 0.75% of average daily net assets). Edgewood uses this fee to finance activities that promote the sale of the funds' shares. Such activities include, but are not necessarily limited to, advertising, printing and mailing prospectuses to persons other than current shareholders, printing and mailing sales literature, and compensating underwriters, dealers and sales personnel.

Whenever Edgewood deems it appropriate, Edgewood may, from time to time, voluntarily reduce its compensation under the Rule 12b-1 Plan to the extent expenses of the shares exceed a certain limit. Rule 12b-1 fees are paid out of fund assets on an on-going basis. Over time, these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Edgewood may select financial institutions such as banks, fiduciaries, custodians for public funds, investment advisers and broker/dealers as agents to provide sales or administrative services for their clients or customers who beneficially own shares of the funds. Financial institutions will receive fees from the distributor based upon shares owned by their clients or customers. Edgewood will determine the schedule of such fees and the basis upon which such fees will be paid.


DESCRIPTION OF CLASSES
--------------------------------------------------------------------------------
Firstar Stellar Funds offers four classes of shares - class A, B, C and Y shares. Class C shares are only offered with the money market fund and discussed in the money market prospectus. Class Y shares are offered with certain money market and stock funds and are discussed in those prospectuses. To receive a copy of the money market or stock funds prospectus, please call 1-800-677-FUND.

CLASS A SHARES

Class A shares are regular retail shares and may be purchased by individuals or IRAs. With class A shares, you will pay a sales charge when you invest unless you qualify for a waiver of the sales charge. Certain class A shares also impose a Rule 12b-1 fee (as discussed previously) which is assessed against the shares of the fund.

WHAT SHARES COST - CLASS A SHARES

If you purchase class A shares of the funds, you will pay the net asset value next determined after your order is received PLUS a sales charge (shown in percentages below) depending on the amount of your investment. The sales charge is calculated as follows:

------------------ ------------------ ------------------- -------------------
                    SALES CHARGE AS   SALES CHARGE AS A        DEALERS
    AMOUNT OF       A % OF OFFERING     % OF NET ASSET     REALLOWANCE AS A
   TRANSACTION          PRICE              VALUE          % OF OFFERING PRICE
------------------ ------------------ ------------------- -------------------
LESS THAN $50,000        4.00%              4.17%               3.75%
------------------ ------------------ ------------------- -------------------
$50,000 TO
$99,999                  3.50%              3.63%               3.25%
------------------ ------------------ ------------------- -------------------
$100,000 TO
$249,999                 3.00%              3.09%               2.75%
------------------ ------------------ ------------------- -------------------
$250,000 TO
$499,999                 2.50%              2.56%               2.25%
------------------ ------------------ ------------------- -------------------
$500,000 TO
$999,999                 2.00%              2.04%               1.75%
------------------ ------------------ ------------------- -------------------
$1,000,000 AND
ABOVE                    0.50%              0.50%               0.40%
------------------ ------------------ ------------------- -------------------

NOTE: Sales charges are not imposed on shares purchased with reinvested dividends.

WAIVERS - CLASS A SHARES

The following persons will not have to pay a sales charge on class A shares:

|X| Employees and retired employees of Firstar Bank or its affiliates, and members of the families (including parents, grandparents, siblings, spouses, children, and in-laws) of such employees or retired employees;
|X| Firstar trust customers of Firstar Corporation and its subsidiaries; and |X| non-trust customers of financial advisers.

REDUCING YOUR SALES CHARGE - CLASS A SHARES

You can reduce the sales charge on purchases of class A shares by:

|X| purchasing larger quantities of shares or putting a number of purchases together to obtain the quantity discounts indicated above;
|X| signing a letter of intent that you intend to purchase more than $100,000 worth of shares over the next 13 months;
|X| using the reinvestment privilege which allows you to redeem shares and then
    immediately reinvest them without a sales charge within 60 days; and |X| combining concurrent purchases of class A shares from different funds.

CLASS B SHARES

Class B shares are regular retail shares and may be purchased by individuals or IRAs. With class B shares, a sales charge may be imposed if you redeem your shares within a certain time period. If you redeem your class B shares within six full years of the date you purchased, a contingent deferred sales charge
(CDSC) may be charged by the funds' distributor. Certain class B shares also impose a Rule 12b-1 fee.

WHAT SHARES COST - CLASS B SHARES

------------------------------ -------------------------------
     YEAR OF REDEMPTION             CONTINGENT DEFERRED
       AFTER PURCHASE                   SALES CHARGE
------------------------------ -------------------------------
          1 OR LESS                         5.0%
            1 - 2                           4.0%
            2 - 3                           3.0%
            3 - 4                           3.0%
            4 - 5                           2.0%
            5 - 6                           1.0%
         MORE THAN 6                        None
------------------------------ -------------------------------

If you purchase class B shares of any of the funds, you will pay the net asset value next determined after your order is received. There is no sales charge on this class at the time you purchase your shares. However, there is a contingent deferred sales charge on class B shares at the time you redeem. Any applicable CDSC will be imposed on the lesser of the net asset value of the redeemed shares at the time of purchase or the net asset value of the redeemed shares at the time of redemption in the amount indicated by the table below:

In computing the amount of CDSC you could be charged, redemptions are deemed to have occurred in the following order:

1. shares of the fund you purchased by reinvesting your dividends and long-term capital gains
2. shares of a fund you held for more than six full years from the date of purchase
3. shares of a fund you held for fewer than six full years on a first-in, first-out basis

A redemption made under the Systematic Withdrawal Plan (see "Selling Shares") will not be assessed the CDSC as long as it does not amount to more than 10% of your initial balance. CDSC is also not charged on:

|X| shares purchased by reinvesting your dividends or distributions of short or long-term capital gains;
|X| shares held for more than six full years after purchase;
|X| redemptions made following death or disability (as defined by the IRS);
|X| redemptions made as minimum required distributions under an IRA or other
    retirement plan to a shareholder who is 70 1/2 years old or older; or |X| redemptions made in shareholder accounts that do not have the required minimum balance.

WAIVERS - CLASS B SHARES

The following persons will not have to pay the CDSC on class B shares:

|X| Employees and retired employees of Firstar Bank or its affiliates, and members of the families (including parents, grandparents, siblings, spouses, children, and in-laws) of such employees or retired employees;
|X| Firstar trust customers of Firstar Corporation and its subsidiaries; and |X| non-trust customers of financial advisers.

PRICE OF SHARES
--------------------------------------------------------------------------------

HOW NAV IS DETERMINED

The net asset value (NAV) is calculated by taking the value of the fund's assets, including interest on dividends accrued, but not yet collected, less all liabilities and dividing the result by the number of shares outstanding. The net asset value for each fund is determined as of the close of trading (normally 4:00 p.m., Eastern time) on the New York Stock Exchange, Monday through Friday, except on days the New York Stock Exchange is not open, which currently includes the following holidays:

   [X] New Year's Day                [X]  Good Friday       [X] Labor Day
   [X] Martin Luther King, Jr.'s Day [X]  Memorial Day      [X] Thanksgiving Day
   [X]Presidents' Day                [X]  Independence Day  [X] Christmas Day

                                     NAV =

                              ASSETS - LIABILITIES
                              --------------------
                              # outstanding shares

DETERMINING MARKET VALUE OF SECURITIES

Market or fair values of the funds' portfolio securities are determined as follows:

  1. FOR EQUITY SECURITIES: according to the last sale price on a national securities exchange, if applicable.

  2. IN THE ABSENCE OF RECORDED SALES FOR LISTED EQUITY SECURITIES: according to the mean between the last closing bid and asked prices.

  3. FOR UNLISTED EQUITY SECURITIES: latest bid prices.

  4. FOR BONDS AND OTHER FIXED-INCOME SECURITIES: as determined by an independent pricing service.

  5. FOR SHORT-TERM OBLIGATIONS: according to the mean between bid and asked prices as furnished by an independent pricing service.

  6. FOR SHORT-TERM OBLIGATIONS WITH REMAINING MATURITIES OF 60 DAYS OR LESS AT THE TIME OF PURCHASE: at amortized cost.

  7. FOR ALL OTHER SECURITIES: at fair value as determined in good faith by the funds' board of trustees.

Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may reflect institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data.

TRADING IN FOREIGN SECURITIES

Trading in foreign securities may be completed at times that vary from the closing of the New York Stock Exchange. In computing the net asset value, the funds value foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the New York Stock Exchange. Certain foreign currency exchange rates may also be determined at the latest rate prior to the closing of the New York Stock Exchange. Foreign securities quoted in foreign currencies are translated into U.S. dollars at current rates. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the New York Stock Exchange. If such events materially affect the value of portfolio securities, these securities may be valued at their fair value as determined in good faith by the underlying fund's board of trustees, although the actual calculation may be done by others.

PURCHASING SHARES
--------------------------------------------------------------------------------

OPENING AN ACCOUNT

To open an account, first determine if you are buying class A or B shares (see "Description of Classes"). The minimum initial investment amounts for each class of shares are as follows. Additional investments may be made in any amount.


          ------------------------------------------------------------
                             Class A and B Shares
          ------------------------------------------------------------
          |X|  $1,000 for individuals

          |X| $1,000 for trust or institutional customers of Firstar Bank ($1,000 may be determined by combining the amount in all mutual fund accounts you maintain with Firstar Bank)

          |X|  $500 for Education IRA customers

          |X|  $25 for Firstar Bank employees and members of
               their immediate family, and persons contributing to
               SIMPLE IRAs
          ------------------------------------------------------------

TIMING OF REQUESTS

The price per share will be the next asset value next computed after the time your request is received in good order and accepted by the funds or the funds' authorized agent. All requests received in good order by the funds before 4:00 p.m. (Eastern time) will be executed on that same day. Requests received after 4:00 p.m. will be processed on the next business day.

When making a purchase request, make sure your request is in good order. "Good order" means your purchase request includes:

|X| the NAME of the fund
|X| the DOLLAR amount of shares to be purchased
|X| purchase application or investment stub
|X| check payable to Firstar Stellar Funds

RECEIPT OF ORDERS

Shares may only be purchased on days the New York Stock Exchange and the Federal Reserve wire system are open for business. Your order will be considered received after your check is converted into federal funds and received by Firstar Bank (usually the next business day). If you are paying with federal funds (wire), your order will be considered received when Firstar Bank receives the federal funds.

METHODS OF BUYING
----------------------------------- ------------------------------------------------- ----------------------------------------------
                                    TO OPEN AN ACCOUNT                                TO ADD TO AN ACCOUNT
----------------------------------- ------------------------------------------------- ----------------------------------------------
|X|      BY TELEPHONE               Call Firstar Stellar Funds at 1-800-677-FUND to   Call Firstar Stellar Funds at 1-800-677-FUND
         (FIRSTAR BANK CUSTOMERS    place the order.  (Note: For security reasons,    to place the order.  (Note: For security
         ONLY)                      requests by telephone will be recorded.)          reasons, requests by telephone will be
                                                                                      recorded.)
----------------------------------- ------------------------------------------------- ----------------------------------------------
|X|      BY MAIL                    Make your check payable to "Firstar Stellar       Fill out the investment stub from an account
                                    Funds."  Forward the check and your application   statement, or indicate the fund name and
                                    to the address below.  No third party checks      account number on your check.  Make your
                                    will be accepted.  If your check is returned      check payable to "Firstar Stellar Funds."
                                    for any reason, a $25 fee will be assessed        Forward the check and stub to the address
                                    against your account.                             below.
----------------------------------- ------------------------------------------------- ----------------------------------------------
|X|      BY FEDERAL FUNDS WIRE      Forward your application to Firstar Stellar       Call Firstar Stellar Funds at 1-800-677-FUND
                                    Funds at the address below.  Call                 to notify of incoming wire.  Use the
                                    1-800-677-FUND to obtain an account number.       following instructions:
                                    Wire funds using the instructions to the right.
                                                                                      Firstar Bank, N.A.
                                                                                      Milwaukee, WI  53202
                                                                                      ABA #:  075000022
                                                                                      Credit:  Firstar Mutual Fund Services, LLC
                                                                                      Account #:  112-952-137
                                                                                      Further Credit: (name of fund, share class)
                                                                                                      (name/title on the account)
                                                                                                      (account #)
                                                                                     The fund and its transfer agent are not
                                                                                     responsible for the consequences of delays
                                                                                     resulting from the banking or Federal Reserve
                                                                                     Wire system, or from incomplete wiring
                                                                                     instructions.
----------------------------------- ------------------------------------------------- ----------------------------------------------
|X|      AUTOMATIC INVESTMENT PLAN  Open a fund account with one of the other        If you didn't set up an automatic investment
                                    methods. If by mail, be sure to include your     plan with your original application, call
                                    checking account number on the appropriate       Firstar Stellar Funds at 1-800-677-FUND.
                                    section of your application and enclose a        Additional investments (minimum of $25 per
                                    voided check or deposit slip with initial        period) will be taken automatically monthly
                                    purchase application.                            or quarterly from your checking account.
----------------------------------- ------------------------------------------------- ----------------------------------------------
|X|      THROUGH SHAREHOLDER        To purchase shares for another investor, call     To purchase shares for another investor,
         SERVICE ORGANIZATIONS      Firstar Stellar Funds at 1-800-677-FUND.          call Firstar Stellar Funds at 1-800-677-FUND.
----------------------------------- ------------------------------------------------- ----------------------------------------------
|X|      BY EXCHANGE                Call 1-800-677-FUND to obtain exchange            Call 1-800-677-FUND to obtain exchange
                                    information.  See "Exchanging Shares."            information.  See "Exchanging Shares."
----------------------------------- ------------------------------------------------- ----------------------------------------------

ADDRESS FOR FIRSTAR STELLAR FUNDS

You should use the following addresses when sending documents by mail or by overnight delivery:

   BY MAIL                                 BY OVERNIGHT DELIVERY
   Firstar Stellar Funds                   Firstar Stellar Funds
   c/o Firstar Mutual Fund Services, LLC   c/o Firstar Mutual Fund Services, LLC
   P.O. Box 3011                           615 E. Michigan Street, Third Floor
   Milwaukee, Wisconsin  53201-3011        Milwaukee, Wisconsin  53202

NOTE: The funds do not consider the U.S. Postal Service or other independent delivery services to be their agents. Therefore, deposits in the mail or with such services, or receipt at Firstar Mutual Fund Services, LLC's post office box of purchase applications or redemption requests do not constitute receipt by Firstar Mutual Fund Services, LLC or the funds.

SELLING SHARES
--------------------------------------------------------------------------------

METHODS OF SELLING
---------------------------------- -----------------------------------------------------------------------------------
                                   TO SELL SOME OR ALL OF YOUR SHARES
---------------------------------- -----------------------------------------------------------------------------------
|X|      BY TELEPHONE              Call Firstar Stellar Funds at 1-800-677-FUND to sell shares.
                                   (NOTE:  For security reasons, requests by telephone will be recorded.)
---------------------------------- -----------------------------------------------------------------------------------
|X|      BY MAIL                   Send a letter instructing the Firstar Stellar Funds to redeem the dollar amount or number of shares you wish.  The letter should contain the fund's name, the account number and the number of shares or the dollar amount of shares to be redeemed.  Be sure to have all shareholders sign the letter.  If your account is an IRA, signatures must be guaranteed and your request must indicate whether or not 10% withholding should apply.  Requests submitted without an election whether or not to withhold will be subject to withholding.
---------------------------------- -----------------------------------------------------------------------------------
|X|      BY FEDERAL FUNDS WIRE     Call Firstar Stellar Funds at 1-800-677-FUND to request the amount of money you want. Be sure to have all necessary information from your bank. Your bank may charge a fee to receive wired funds.
---------------------------------- -----------------------------------------------------------------------------------
|X|      SYSTEMATIC WITHDRAWAL     Call Firstar Stellar Funds at 1-800-677-FUND to arrange for regular monthly or
         PLAN                      quarterly fixed withdrawal payments.  The minimum payment you may receive is $25 per period. Note that this plan may deplete your investment and affect your income or yield. Also, it isn't wise to make purchases of class B shares while participating in this plan because of the sales charges.
---------------------------------- -----------------------------------------------------------------------------------
|X|      SHAREHOLDER SERVICE       Consult your account agreement for information on redeeming shares.
         ORGANIZATION
---------------------------------- -----------------------------------------------------------------------------------

|X|      BY EXCHANGE               Call 1-800-677-FUND to obtain exchange information.  See "Exchanging Shares" for further information.

---------------------------------- -----------------------------------------------------------------------------------

WHEN REDEMPTION PROCEEDS ARE SENT TO YOU

Your shares may only be redeemed on days on which the funds compute their net asset value. Your redemption requests cannot be processed on days the New York Stock Exchange is closed or on federal holidays which restrict wire transfers.

All requests received in good order by Firstar Stellar Funds before 3:30 p.m. (Eastern time), will normally be wired to the bank you indicate or mailed on the following day to the address of record. In no event will proceeds be wired or a check mailed more than 7 calendar days after Firstar receives a proper redemption request. If you purchase shares using a check and soon after request a redemption, Firstar Stellar Funds will honor the redemption request, but will not mail the proceeds until your purchase check has cleared (usually within 12 days).

When making a redemption request, make sure your request is in good order. "Good order" means your letter of instruction includes:

|X| the NAME of the fund
|X| the NUMBER of shares or the DOLLAR amount of shares to be redeemed |X| SIGNATURES of all registered shareholders exactly as the shares are registered (guaranteed for IRAs)
|X| the ACCOUNT number


VALUE OF SHARES SOLD

Your shares will be redeemed at the net asset value next determined after Firstar Stellar Funds receives your redemption request in good order. In the case of class B shares, the applicable contingent deferred sales charge will be subtracted from your redemption amount or your account balance, per your instructions.

ACCOUNTS WITH LOW BALANCES

Due to the high cost of maintaining accounts with low balances, Firstar Stellar Funds may mail you a notice if your account falls below $1,000 requesting that you bring the account back up to $1,000 or close it out. If you do not respond to the request within 30 days, Firstar Stellar Funds may close the account on your behalf and send you the proceeds. If you have an account through a shareholder service organization, consult your account agreement for information on accounts with low balances.

SIGNATURE GUARANTEES

You will need your signature guaranteed if:

|X| you are redeeming shares from an IRA account
|X| you request a redemption to be made payable to a person not on record with the funds, or
|X| you request that a redemption be mailed to an address other than that on record with the funds

You may obtain signature guarantees from most trust companies, commercial banks or other eligible guarantor institutions. A notary public cannot guarantee signatures.

EXCHANGING SHARES
--------------------------------------------------------------------------------

You can exchange shares between the Firstar Stellar Funds within the same class. You also may exchange class C shares (no-load money market funds) for class A or B shares of any Firstar Stellar Fund. However, you may not exchange shares from class B to class C and then to class A.

Exercising the exchange privilege is really two transactions: a sale of one fund and the purchase of another.

Exercising the exchange privilege is really two transactions: a sale of one fund and the purchase of another. The same policies that apply to purchases and sales apply to exchanges, including minimum investment amounts. Keep in mind that some funds may have higher sales charges than other funds and you may have to pay the difference in fee. Exchanges also have the same tax consequence as ordinary sales and purchases and you could realize short or long-term capital gains or losses. Generally, exchanges may only be made between identically registered accounts unless you send written instructions with a signature guarantee.

REINSTATEMENT PRIVILEGE

If you sell shares of a Firstar Stellar Fund or any Firstar family of funds, you may reinvest some or all of the proceeds in class A shares of any Firstar Stellar Fund within 60 days without a sales charge, as long as you notify the transfer agent or your shareholder service organization at the time you reinvest. All accounts involved must have the same shareholder registration. You may be subject to taxes as a result of a redemption. Consult your tax adviser concerning the results of a redemption or reinvestment.

The SAI contains more information on exchanges. You may also call 1-800-677-FUND to learn more about exchanges, other Firstar Stellar Funds, or any other Firstar family of funds.

DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES
--------------------------------------------------------------------------------

DIVIDENDS AND CAPITAL GAINS

The INSURED TAX-FREE BOND FUND declares and pays dividends on a monthly basis. The U.S. GOVERNMENT INCOME FUND and the STRATEGIC INCOME FUND declare dividends on a daily basis, but pay dividends on a monthly basis.

Unless you provide a written request to receive payments in cash, your dividends will automatically be reinvested in additional shares of the fund. Dividends paid in cash will be mailed to you via the U.S. Postal Service. Keep in mind, undeliverable checks or checks not deposited within six months will be reinvested in additional shares of the fund at the then current net asset value. Dividends paid in cash or in additional shares are treated the same for tax purposes.

If any of the funds realize capital gains, they will be distributed once every 12 months.

TAX INFORMATION

The funds will pay no federal income tax because they expect to meet certain Internal Revenue Code requirements. The funds will be treated as single, separate entities for federal income tax purposes so that income (including capital gain, if any) and losses realized by one fund will not be combined for tax purposes with those realized by the other funds.

Unless otherwise exempt, shareholders are required to pay federal income tax on any dividends and other distributions, including capital gains distributions, received. This applies whether dividends and distributions are received in cash or as additional shares. All dividends paid by the funds and distributions of net realized short-term capital gains are taxable as ordinary income. Distributions paid by a fund from net realized long-term capital gains are taxable as long-term capital gain. The capital gain holding period and the applicable tax rate is determined by the length of time a fund has held the security and not the length of time that you have held shares in the fund. The funds expect that, because of their investment objectives, distributions will consist primarily of ordinary income. Each fund will provide you with detailed tax information for reporting purposes.

An exchange is not a tax-free transaction. An exchange of shares pursuant to the funds' exchange privilege is treated the same as an ordinary sale and purchase for federal income tax purposes and you will realize a capital gain or loss.

The funds will provide you with detailed tax information for reporting purposes. You should consult your own tax adviser regarding tax consequences under your state and local laws.

ADDITIONAL TAX INFORMATION -- INSURED TAX-FREE BOND FUND

INTEREST INCOME ON MUNICIPAL BONDS If you are a shareholder of the INSURED TAX-FREE BOND FUND, you are not required to pay federal regular income tax on any dividends you receive from the fund that represent net interest income on tax-exempt municipal bonds. However, shareholders of the fund may be required to pay federal alternative minimum taxes on dividends representing net interest income earned on some municipal bonds.

The alternative minimum tax (AMT) applies when it exceeds the regular federal income tax for the taxable year. AMT is equal to the regular taxable income of the taxpayer increased by certain "tax preference" items not included in regular taxable income and reduced by only a portion of the deductions allowed in the calculation of the regular tax. The Tax Reform Act of 1986 treats interest on certain private activity bonds as a tax preference item for both individuals and corporations. Unlike traditional governmental purpose municipal bonds that finance roads, schools, libraries, prisons and other public facilities, private activity bonds provide benefits to private parties.

The fund is permitted to purchase all types of municipal bonds, including private activity bonds. As a result, if the fund purchases any private activity bonds, a portion of the fund's dividends may be treated as a tax preference item.

INTEREST INCOME ON TEMPORARY INVESTMENTS Dividends of the fund representing net interest income earned on some temporary investments and any net realized short-term gains are taxed as ordinary income. Dividends are treated the same for tax purposes whether they are received in cash or as additional shares. Distributions paid by a fund from net realized long-term capital gains are taxable as long-term capital gains. The capital gain holding period and the applicable tax rate is determined by the length of time a fund has held the security and not the length of time that you have held shares in the fund.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The financial highlights tables set forth below are intended to help you understand the funds' financial performance for the past 5 years or for the funds' period of operations, as the case may be. Most of the information reflects financial results with respect to a single fund share. The total returns in the tables represent the rates that an investor would have earned (or lost) on an investment in a fund (assuming reinvestment of all dividends and distributions). This information has been audited by Arthur Andersen LLP, whose report, along with the funds' financial statements, are included in the funds' annual report, which is available upon request.

STRATEGIC INCOME FUND
(Class B Shares/1/)                                              Period ended November 30,
                                                  1999         1998        1997       1996       1995
---------------------------------------------- ------------ ------------ ---------- ---------- ----------
NET ASSET VALUE, BEGINNING OF PERIOD              $9.62       $10.67      $10.50     $10.53     $10.00
---------------------------------------------- ------------ ------------ ---------- ---------- ----------
INCOME FROM INVESTMENT OPERATIONS
   Net investment income                          0.64         0.72        0.73       0.73       0.69
   Net gains or losses on securities (both       (1.10)       (0.94)       0.18      (0.04)      0.55
   realized and unrealized)
   Total from investment operations              (0.46)       (0.22)       0.91       0.69       1.24
LESS DISTRIBUTIONS
   Dividends (from net investment income)        (0.63)       (0.73)      (0.74)     (0.72)     (0.67)
   Distributions in excess of net investment     (0.01)         --          --         --         --
   income
   Distributions (from capital gains)              --         (0.10)        --         --       (0.04)
   Distributions in excess of net realized         --           --          --         --       (0.00)/7/
   gain on investments and options/2/
   Total distributions                           (0.64)       (0.83)      (0.74)     (0.72)     (0.71)
---------------------------------------------- ------------ ------------ ---------- ---------- ----------
NET ASSET VALUE, END OF PERIOD                    $8.52        $9.62      $10.67     $10.50     $10.53
---------------------------------------------- ------------ ------------ ---------- ---------- ----------
TOTAL RETURN/3/                                   (4.99)%      (2.16)%      9.02%      6.99%     12.71%
RATIOS/SUPPLEMENTAL DATA
   Net assets, end of period                      $160,605     $202,354  $179,413   $110,775    $47,513
   (000's omitted)
   Gross ratio of expenses to average net         1.44%        1.46%       1.46%      1.56%     1.77%/4/
   assets/5/
   Net ratio of expenses to average net           1.28%        1.26%       1.26%      1.36%     1.47%/4/
   assets/6/
   Gross ratio of net income to average net       6.79%        6.99%       6.93%      7.06%     7.11%/4/
   assets/5/
   Net ratio of net income to average net         6.95%        7.19%       7.13%      7.26%     7.41%/4/
   assets/6/
   Portfolio turnover rate                         73%         146%        142%       201%       258%

/1/ The date of initial public investment for class B shares was December 12,
  1994.
/2/ Distributions are determined in accordance with federal income tax regulations which may differ from generally accepted accounting principles. These distributions did not represent a return of capital for federal income tax purposes.
/3/ Based on net asset value, which does not reflect the contingent deferred sales charge, if applicable.
/4/ Annualized.
/5/ Before waivers.
/6/ After waivers.
/7/ Less than one cent per share.

U.S. GOVERNMENT INCOME FUND

(Class A Shares/1/)                                                Period ended November 30,
                                                      1999       1998        1997       1996        1995
-------------------------------------------------- ----------- ---------- ----------- ---------- -----------
NET ASSET VALUE, BEGINNING OF PERIOD                 $10.18      $9.87      $9.83       $9.98      $9.24
-------------------------------------------------- ----------- ---------- ----------- ---------- -----------
INCOME FROM INVESTMENT OPERATIONS
   Net investment income                              0.52       0.56        0.57       0.57        0.60
   Net gains or losses on securities (both           (0.76)      0.30        0.04      (0.15)       0.74
   realized and unrealized)
   Total from investment operations                  (0.24)      0.86        0.61       0.42        1.34
LESS DISTRIBUTIONS
   Dividends (from net investment income)            (0.52)     (0.55)      (0.57)     (0.57)      (0.60)
   Distributions (from capital gains)                  --         --          --         --          --
   Total distributions                               (0.52)     (0.55)      (0.57)     (0.57)      (0.60)
-------------------------------------------------- ----------- ---------- ----------- ---------- -----------
NET ASSET VALUE, END OF PERIOD                       $9.42      $10.18      $9.87       $9.83      $9.98
-------------------------------------------------- ----------- ---------- ----------- ---------- -----------
TOTAL RETURN/2/                                      (2.34)%      9.00%      6.46%       4.46%      14.90%
RATIOS/SUPPLEMENTAL DATA
   Net assets, end of period (000's omitted)        $162,523   $148,773    $137,445   $138,874    $109,666
   Gross ratio of expenses to average net assets/3/  1.09%       1.11%      1.09%       1.12%      1.12%
   Net ratio of expenses to average net assets/4/    0.93%       0.91%      0.89%       0.92%      0.92%
   Gross ratio of net income to average net          5.22%       5.31%      5.68%       5.68%      6.03%
   assets/3/
   Net ratio of net income to average net assets/4   5.38%       5.51%      5.88%       5.88%      6.23%
   Portfolio turnover rate                            122%         88%       140%        158%       236%

/1/ The date of initial public investment for class A shares was January 5, 1993. For the period from November 30, 1992 (start of business) to January 4, 1993, all income was distributed to Federated Services Corp., the administrator at the time.
/2/ Based on net asset value, which does not reflect the sales charge, if applicable.
/3/ Before waivers.
/4/ After waivers.

U.S. GOVERNMENT INCOME FUND
(Class B Shares/1/)                           Period ended November 30,
                                                  1999      1998
---------------------------------------------- ----------- --------
NET ASSET VALUE, BEGINNING OF PERIOD             $10.18     $9.89
---------------------------------------------- ----------- --------
INCOME FROM INVESTMENT OPERATIONS
   Net investment income                          0.52      0.36
   Net gains or losses on securities (both       (0.76)     0.29
   realized and unrealized)
   Total from investment operations              (0.24)     0.65
LESS DISTRIBUTIONS
   Dividends (from net investment income)        (0.52)    (0.36)
   Distributions (from capital gains)              --        --
   Total distributions                           (0.52)    (0.36)
---------------------------------------------- ----------- --------
NET ASSET VALUE, END OF PERIOD                   $9.42     $10.18
---------------------------------------------- ----------- --------
TOTAL RETURN/2/                                  (2.36)%     6.71%
RATIOS/SUPPLEMENTAL DATA
   Net assets, end of period                     $1,030     $305
   (000's omitted)
   Gross ratio of expenses to average net        1.09%     1.11%/3/
   assets/4/
   Net ratio of expenses to average net          0.93%     0.91%/3/
   assets/5/
   Gross ratio of net income to average net      5.22%     5.31%/3/
   assets/4/
   Net ratio of net income to average net        5.38%     5.51%/3/
   assets/5/
   Portfolio turnover rate                        122%       88%

/1/ The date of initial public investment for class B shares was April 27, 1998. /2/ Based on net asset value, which does not reflect the contingent deferred sales charge, if applicable.
/3/ Annualized.
/4/ Before waivers.
/5/ After waivers.

INSURED TAX-FREE BOND FUND
(Class A Shares/1/)                               Period ended November 30,
                                                  1999        1998       1997
---------------------------------------------- ----------- ----------- ---------
NET ASSET VALUE, BEGINNING OF PERIOD             $10.49      $10.25     $10.00
---------------------------------------------- ----------- ----------- ---------
INCOME FROM INVESTMENT OPERATIONS
   Net investment income                          0.44        0.46       0.44
   Net gains or losses on securities (both       (0.55)       0.26       0.24
   realized and unrealized)
   Total from investment operations              (0.11)       0.72       0.68
LESS DISTRIBUTIONS
   Dividends (from net investment income)        (0.45)      (0.46)     (0.43)
   Distributions (from capital gains)            (0.01)      (0.02)       --
   Total distributions                           (0.46)      (0.48)     (0.43)
---------------------------------------------- ----------- ----------- ---------
NET ASSET VALUE, END OF PERIOD                   $9.92       $10.49     $10.25
---------------------------------------------- ----------- ----------- ---------
TOTAL RETURN/2/                                (1.13)%       7.20%       6.91%
RATIOS/SUPPLEMENTAL DATA
   Net assets, end of period (000's omitted)    $160,256    $152,231   $128,591
   Gross ratio of expenses to average net        1.23%       1.24%      1.24%/3/
   assets/4/
   Net ratio of expenses to average net          0.86%       0.79%      0.79%/3/
   assets/5/
   Gross ratio of net income to average net      3.90%       3.98%      4.21%/3/
   assets/4/
   Net ratio of net income to average net        4.27%       4.43%      4.66%/3/
   assets/5/
   Portfolio turnover rate                         15%         14%        15%


1 The date of initial public investment for class A shares was December 30,
  1996.
2 Based on net asset value, which does not reflect the sales charge, if applicable.
3 Annualized.
4 Before waivers.
5 After waivers.

                     (This Page Intentionally Left Blank)

FOR MORE INFORMATION

            YOU MAY OBTAIN THE FOLLOWING AND OTHER INFORMATION ON THE FIRSTAR STELLAR FUNDS FREE OF CHARGE:

            ANNUAL AND SEMI-ANNUAL REPORTS TO SHAREHOLDERS

            The annual and semi-annual reports provide the funds' most recent financial statements and portfolio listings. The annual report contains a discussion of the market conditions and investment strategies that affected the funds' performances during the last fiscal year.

            STATEMENT OF ADDITIONAL INFORMATION (SAI) DATED MARCH 31, 2000

            The SAI is incorporated into this prospectus by reference (i.e., legally made a part of this prospectus). The SAI provides more details about the funds' policies and management.

            TO RECEIVE ANY OF THESE DOCUMENTS OR PROSPECTUSES ON THE FIRSTAR STELLAR FUNDS:

            BY TELEPHONE      1-800-677-FUND

            BY MAIL:          Firstar Stellar Funds
                              c/o Firstar Mutual Fund Services, LLC
                              P.O. Box 3011
                              Milwaukee, Wisconsin 53201-3011

            ON THE INTERNET: Text only versions of fund documents can be viewed online or downloaded from: HTTP://WWW.SEC.GOV and HTTP://WWW.FIRSTARSTELLARFUNDS.COM

            You may review and obtain copies of fund information (including the SAI) at the SEC Public Reference Room in Washington, D.C. Please call 1-202-942-8090 for information relating to the operation of the Public Reference Room. Copies of the information may be obtained for a fee by writing the Public Reference Section, Securities and Exchange Commission, Washington, D.C. 20549-6009 or by sending an electronic request to the SEC at the following e-mail address: publicinfo@sec.gov.

            Investment Company Act File # 811-05762